Conflict Minerals Report

This Conflict Minerals Report for Lattice Semiconductor Corporation is prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period that ended December 31, 2016.

Lattice Semiconductor Corporation (collectively with its subsidiaries “Lattice,” “we,” or “our”) designs, develops and markets programmable logic and connectivity solutions. Lattice has adopted a Conflict Minerals Sourcing Policy that expresses our desire to have our products free from conflict minerals sourced from the Democratic Republic of the Congo and its adjoining countries (“Covered Countries”) that finance or benefit armed groups (“DRC Conflict Free”). Conflict minerals are tantalum, tungsten, tin and gold, and their derivatives.

Products and Initiatives

Based on our internal assessment, our semiconductor devices, evaluation boards, and development hardware that we contract to manufacture contain conflict minerals that are necessary to their functionality (the “3TG Products”). In order to achieve a DRC Conflict Free supply chain and to comply with reporting requirements, we established processes designed to determine the source and chain of custody of conflict minerals in the 3TG Products.

Consistent with the OECD Framework, we established a company risk management system that includes a formal Corporate Social Responsibility (“CSR”) initiative. As part of our CSR initiative, we structured our internal processes to support supply chain due diligence by participating in industry-driven programs, including our support and adoption of the Electronic Industry Citizenship Coalition (“EICC”) Code of Conduct. We work closely with our supply chain to identify, assess and respond to risks in our supply chain. We strengthened our engagement with suppliers and adopted our Conflict Minerals Sourcing Policy, which is available on the Corporate Social Responsibility page of our website at http://www.latticesemi.com/About/ CorporateSocialResponsibility.

Diligence on Source and Chain of Custody

We conducted good faith reasonable country of origin inquiries and due diligence to determine whether any conflict minerals in our 3TG Products originated in the Covered Countries. Because we are at least several levels removed from the mining, refining and smelting of conflict minerals, we rely upon certifications from our supply chain concerning the use and source of conflict minerals in our 3TG Products. Our diligence measures can only provide a reasonable assurance regarding the source and chain of custody of conflict minerals in our supply chain.

In order to identify and assess risks in our supply chain, we followed industry standards by requesting all suppliers to identify the processing facilities and other data related to conflict minerals in the 3TG Products using the latest version of the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC/GeSI”) Conflict Minerals Reporting Template (the “CMRT”). To bolster our due diligence efforts, we engaged a third party service provider to assist with gathering CMRTs and analyzing our supply chain. We surveyed our suppliers regarding their sourcing of conflict minerals, the smelters in their supply chain, their conflict minerals policy and due diligence process. If a supplier did not respond to our request or provided an insufficient response, we engaged in further discussions with that supplier until we received the requested information. Our policy is to disengage with any supplier where we are concerned about conflict minerals sourced from the Covered Countries that finance or benefit armed groups, which may include suppliers from whom we did not receive a sufficient response after multiple inquiries. In 2016, over 99% of our product related revenues originated from semiconductor devices, and 100% of our suppliers of semiconductor devices provided sufficient responses to our request. Of the remaining 1% of suppliers, approximately 92% provided sufficient responses to our request. We are working with our remaining suppliers to ensure we receive an adequate response for future reporting periods or we will consider taking action to disengage from that supplier.

In order to determine the source and chain of custody of any conflict minerals in our supply chain, we communicated with the relevant suppliers in our supply chain, compiled, validated and analyzed the CMRT results, attempted to confirm reported results where appropriate, identified possible risks in our supply chain, worked with our suppliers to mitigate those risks, and identified smelters and refiners certified by the internationally-recognized Conflict Free Sourcing Initiative (CFSI) Conflict-Free Smelter Program (“CFSP”). The CFSP identifies smelters as either Active, Compliant, or Eligible.

•	Active smelters have committed to undergo a CFSI third party validation audit and are progressing toward a DRC Conflict Free designation.

•	Compliant smelters have been certified DRC Conflict Free.

•	Eligible smelters are smelters that have been identified by CFSP but have not yet committed to undergo a validation audit.

These CFSP designations are an integral part of our risk management process because they provide us with independent third-party audits verifying processing facilities that source DRC Conflict Free. The results of our supply chain due diligence are reported regularly to Lattice management.

Due Diligence Results

As a result of our due diligence, we identified 134 smelters and refiners as potential sources of conflict minerals in our supply chain. Of those smelters identified, 133 are CFSP Compliant and certified to be DRC Conflict Free as of May 8, 2017. The remaining smelter is Active as defined by CFSP.

Appendix I lists the country of origin and the facilities believed to process the conflict minerals contained in Lattice’s 3TG Products. Detailed smelter and refiner information is contained within our CMRT, which is available on our website at http://www.latticesemi.com/en/About/Corporate Social Responsibility.

Future Diligence Efforts

For the reporting period ending December 31, 2017, we continue to engage in the due diligence activities described in this report for all 3TG Products. We intend to further engage with our supply chain to ensure the upstream smelters and refiners that are not yet certified are progressing toward CFSP validation as Compliant and DRC Conflict Free smelters.

This Conflict Minerals Report was not subject to an independent private sector audit.

Appendix I

Mineral	Smelter	Location of Facility
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Heimerle + Meule GmbH	Germany
Gold	Istanbul Gold Refinery	Turkey
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Asahi Refining USA Inc.	United States
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	PAMP SA	Switzerland
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold	Solar Applied Materials Technology Corp.	Taiwan

Mineral	Smelter	Location of Facility
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter Of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Republic Metals Corporation	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russia
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	Global Advanced Metals Boyertown	United States
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Alpha	United States
Tin	Cooperativa Metalurgica De Rondônia Ltda.	Brazil
Tin	CV Gita Pesona	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia

Mineral	Smelter	Location of Facility
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia E Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Magnu's Minerais Metais E Ligas Ltda.	Brazil
Tin	Melt Metais E Ligas S.A.	Brazil
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	PT Inti Stania Prima	Indonesia
Tin	CV Ayi Jaya	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Metallo-Chimique N.V.	Belgium
Tin	Elmet S.L.U.	Spain
Tin	PT Bangka Prima Tin	Indonesia
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
The conflict minerals contained in our 3TG Products, to the extent known, are believed to have been sourced from recycled materials or the following countries: Austria, Belgium, Bolivia, Brazil, Canada, China, Germany, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Malaysia, Mexico, Peru, Philippines, Poland, Russia, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, United States, Vietnam.